Exhibit 10.1

                              EMPLOYMENT AGREEMENT

                                      with

                                  Matthew Cohen

      AGREEMENT entered into as of the 1st day of June 2001 between Matthew Cohen (the "Employee") and TTR Technologies, Inc., a Delaware corporation ("TTR" or the "Company").

                               W I T N E S S E T H

      WHEREAS, the Company desires to engage the Employee for the Company upon the terms and conditions contained herein; and

      NOW THEREFORE, in consideration of the promises and mutual agreements hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE I.
                                   Employment

      Position; Responsibilities

      1.1 With effect from the effective date (as defined in Section 2), the Company employs Employee and Employee accepts employment with the Company as its Chief Financial Officer and Executive Vice President for Business Development, upon the terms and conditions set forth herein. The Employee shall perform faithfully and diligently the duties customarily performed by persons in the position for which Employee is engaged. Employee shall devote Employee's full business time and efforts to rendition of such services and to the performance of such duties as are set forth herein.

      1.2 The Employee's authority shall be subject to the authority of the Chief Executive Officer to whom the Employee shall report.

      1.3 The Employee shall perform his services out of the Company's offices in New York City, which offices the Company is in the process of opening. Employee acknowledges and agrees that the nature of the Employee's duties hereunder may require substantial domestic and possible international travel.

      1.4 The Employee shall duly and faithfully perform all of the duties assigned to him to the best of his abilities, and Employee's services to the Company shall be full-time and exclusive.

                                   ARTICLE II.
                                Term; Termination

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      2.1 Employee's employment under this Agreement shall commence on June 1,
2001 (the "Effective Date") and shall end on the earlier of: (i) the death or disability (as defined herein) of the Employee, (ii) termination of Employee's employment with cause (as defined herein); (iii) termination of Employee's employment without cause by the Company or the Employee upon two (2) months prior written notice; and (iv) second anniversary from the Effective Date. After the expiration of such initial term (other than for reasons set forth in clauses
(i), (ii) and (iii), this Agreement shall automatically renew (unless either party gives notice of its intention to terminate this Agreement at the end of such term at least 60 days prior to the end of such term) for an additional one
(1) year term without the need for any action by the parties.

      Notwithstanding the foregoing, in the event that Company or Employee shall have terminated this Agreement without cause, upon the request of the Company the Employee shall vacate his position and the Company's premises (if applicable) on a date specified by the Company which is earlier than the end of the notice period specified in (iii) above upon payment to Employee, in one lump sum on the effective date of termination, the amount of Gross Salary payable under Section 3.1 from the effective date of termination until the end of such notice period.

      2.2 For the purpose of this paragraph 2, "disability" shall mean any physical or mental illness or injury as a result of which Employee remains absent from work for a period of two (2) successive months, or an aggregate of two (2) months in any twelve (12) month period. Disability shall occur at the end of any such period.

      2.3 The Company shall have the right to terminate for "Cause" upon notice to the Employee only in the event of (a) a failure by the Employee substantially to perform his duties hereunder, or (b) a failure by the Employee to substantially comply with the lawful and proper instructions of the Chief Executive Officer or the Company's Board of Directors (hereinafter, the "Board"), or (c) Employee's illegal or unethical acts or conduct which causes material harm or loss to the Company or otherwise brings notoriety to the Company or has a material adverse effect on the name or public image of the Company, provided, however that with respect to clauses (a) and (b) the foregoing shall not constitute "Cause" if Employee, after being notified in writing by the Company of the particular acts or circumstances of such material breach, cures such failure within 30 days after receipt of such notice (if such failure is reasonably susceptible to cure).

      2.4 Commencing at the end of the sixth (6th) month following the Effective Date, upon termination of Employee by the Company for any reason whatsoever other than as set out in Section 2.3 above, the Employee shall be paid a one time payment (severance) in an amount equal to six months' gross salary then payable hereunder, which payment shall be made, at the sole discretion of the Company, in one-lump sum payment at the time on which the termination shall become effective or in periodic installments over a period of time not exceeding 6 months following the effective date of termination (but not less than once a month) until such amount is paid in full.

      2.5 During the period following notice of termination until the effective date of termination by either party for whatever reason, the Employee shall cooperate


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with the Company and use his best efforts to assist the integration into the
Company the person or persons who will assume the Employee's responsibilities.

                                  ARTICLE III.
                                  Remuneration

      3.1 Salary. During the term hereof, and subject to the satisfactory performance of the services required to be performed hereunder by Employee, the Company shall pay to the Employee for all services rendered hereunder as salary payable in accordance with the Company's normal payroll practices, the amount of $180,000 per annum (the "Gross Salary"), less required deductions for state and federal withholding tax, social security and other employee taxes.

      3.2 Review and Adjustment. Employee shall be entitled to a performance and compensation review in December 2001. At such review Employee will be notified whether he will be entitled to a bonus for calendar year 2001 (the "2001 Bonus"). The parties acknowledge and agree that the Company shall decide in its sole discretion whether a 2001 Bonus shall be paid to the Employee, and that in all cases such 2001 Bonus, if payable, will not exceed in the aggregate 6.7% of the Gross Salary payable under Section 3.1 above. In the event that the Company elects to pay the 2001 Bonus, such bonus shall be paid prior to December 31, 2001, pro-rated to the period from the Effective Date through December 31, 2001.

      At the time of the review in 2001, Employee will also be notified if the Gross Salary payable under Section 3.1 is to be adjusted In the event the Company then determines that such adjustment is due, the Gross Salary, as adjusted, shall go into effect as of January 1, 2002.

      3.3 If upon a "Change in Control" occurring on or after the sixth (6th) month after the Effective Date Employee is not retained in a substantially similar position of the Company or the surviving entity, as applicable, under terms and conditions substantially similar to those herein (including but not limited to an office in New York City or within 30 miles of New York City if travel allowance is provided), then Employee shall be eligible to receive a one-time bonus equal to 6 months' salary. All of Employee's unvested stock options shall vest immediately upon a "Change in Control." The term "Change in Control" shall mean and refer to the following: (i) a person (other than a person who is an officer or a Director of the Company on the effective date hereof), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of securities of the Company having 30% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company; (ii) at any time, a majority of the Board-nominated slate of candidates for the Board of the Company is not elected;
(iii) the Company consummates a merger in which it is not the surviving entity;
(iii) substantially all the Company's assets are sold; or (iv) the Company's stockholders approve the dissolution or liquidation of the Company.


                                   ARTICLE IV.
                                  Stock Options
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      As additional consideration, upon (and subject to) the ratification by the
Compensation Committee of the Company's Board of Directors, the Company shall cause to be issued to the Employee, options (hereinafter, the "Option") to purchase up to 100,000 shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), at a per share purchase price equal to the Market Price (as defined below) on the date of the grant of the Option and shall be for a term of ten years. The Options shall vest in equal installments over three (3) years, with the first installment for 33,336 shares of Common Stock vesting on the first anniversary of the Effective Date, and the Option for 8,333 shares of Common Stock vesting on each subsequent quarterly anniversary of the Effective Date. The terms of such options shall be reflected in a separate option agreement to be entered into by the parties. As used herein, the term "Market Price" shall mean the average sale price of the Company's Common Stock on the business day preceding the date of grant, as quoted on the Nasdaq
National Market.

                                   ARTICLE V.
                                    Benefits

      5.1 Vacation. Employee shall be entitled to an aggregate of 15 business days of paid vacation per year, during the term hereof, prorated for any portion of a year to date of termination, as well as all United States federal holidays and Company recognized Jewish holidays. The timing and duration of any vacation shall be as agreed upon by the parties.

      5.2 No Accumulation. The Employee shall not be entitled to accumulate unused vacation or sick leave or other fringe benefits from year to year without the written consent of the Company. Further, Employee shall not be entitled to receive payments in lieu of any compensation or payment for or in lieu of said fringe benefits prorated to the date of termination of this Agreement.

      5.3 Health Insurance. The Company intends to establish a Company-wide health insurance plan under which its employees may participate. Pending the establishment of a plan that affords coverage to the Employee in New York, the Employee shall be entitled to be reimbursed monthly, for medical insurance payments made by the Employee to a bona fide health and dental insurance provider, in accordance with the Company's policy as it might change from time to time, up to a maximum monthly amount of [$1,000] payable by the Company. The Company may in its sole discretion and at any time during the course of this agreement and in compliance with applicable law, substitute a Company sponsored health and dental insurance program including without limitation, medical insurance plan for the medical reimbursement payments specified herein. The employee's participation in such plans shall be on the same terms and conditions as other United States-based employees' of the Company.

      5.4 Mobile Phone. The Company shall provide for the Employee's use of mobile phone and shall pay all reasonable amounts in connection with Employee's use thereof.

                                   ARTICLE VI.
                               Development Rights


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      The Employee agrees and declares that all proprietary information including but not limited to trade secrets, know-how, patents and other rights in connection therewith developed by or with the contribution of Employee's efforts during his employment with the Company shall be the sole property of the Company. Upon the Company's request (whenever made), Employee shall execute and assign to the Company all the rights in the proprietary information.

                                  ARTICLE VII.
                     Employee Representations & Undertakings

      The Employee represents and warrants to the Company that the execution and delivery of this Agreement and the fulfilment of the terms hereof (i) will not constitute a breach of any agreement or other instrument to which Employee is party, (ii) does not require the consent of any person, and (iii) shall not utilize during the term of his employment any proprietary information of any third party, including prior employers of the Employee.

                                  ARTICLE VIII.
                                 Confidentiality

      8.1 The term "Information" as used in this section means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) was already known to or independently developed by the Employee prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company;
(b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Employee or similar agreements by other Company employees (c) shall have been received by the Employee from another person or entity having no obligation of confidentiality to the Company or (d) is approved in writing by the Company for release by the Employee.

      8.2 The Employee agrees to hold in trust and confidence all Information disclosed to Employee and further agrees not to exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for Employee's work with the Company.

      8.3 The Employee agrees to disclose the Information only to persons necessary in connection with Employee's work with the Company and who have undertaken the same confidentiality obligations set forth herein in favor of the Company. The Employee agrees to assume full responsibility for the confidentiality of the Information disclosed to Employee and to prevent its unauthorized disclosure, and shall take appropriate measures to ensure that such persons acting on his behalf are bound by a like covenant of secrecy.

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      8.4 The Employee acknowledges and agrees that the Information furnished hereunder is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company immediately upon request without retaining copies thereof.

                                   ARTICLE IX.
                                   Non-Compete

      9.1 Employee will not, directly or indirectly, for his own account or as an employee, officer, director, consultant, joint venturer, shareholder, investor, or otherwise (except of as an investor in a corporation whose stock is publicly traded and in which the Employee holds less than 5% of the outstanding shares) interest him/herself or engage, directly or indirectly, in the design, development, production, sale or distribution of any product or component that directly or indirectly competes with a product or component (i) being designed, produced, sold or distributed by the Company or any of its affiliates (ii) or to which the Company or any of its affiliates shall then have proprietary rights; provided such affiliates operate in a field directly related to the business of the Company or involve distribution or promoting of the Company's products or technology.

      9.2 Employee will not hire or otherwise contract the services of, whether directly or indirectly (i) an employee of the Company (ii) a former employee of the Company whose employment with the Company ended less than six months prior to the date of such hiring, or (iii) any corporation or entity in which such employee or former employee is an officer, director or shareholder holding 25% of the equity or is employed providing service to that corporation or entity.

      9.3 Employee's undertakings herein under section 9 shall be binding upon Employee's successors, heirs or assigns, and shall continue until the later of
(i) the expiration of one year from the date of execution of this Agreement or
(ii) the expiration of one year from the date the Employee last represented him/herself as an employee, agent or representative of the Company or any of its affiliates, subsidiaries or successors.

      9.4 Employee acknowledges that the restricted period of time specified under this section 9 are reasonable, in view of the nature of the business in which the Company is engaged and Employee's knowledge of the Company's business and products. If such a period of time or geographical location should be determined to be unreasonable in any judicial proceeding, then the period of time and area of restriction shall be reduced so that this Agreement may be enforced in such an area and during such a period of time as shall be determined to be reasonable by such judicial proceeding.

                                   ARTICLE X.
                                 Miscellaneous

      10.1 Benefit & Assignment. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The rights and obligations of the Employee under this Agreement may not be assigned by the Employee.

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      10.2 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties, and supersedes any and all prior discussions and agreements and correspondence, and may not be amended or modified in any respect except by a subsequent writing executed by both parties.

      10.3 Notices. All notices or other communications hereunder shall be in writing and shall be sent to either party by hand or by Registered or Certified mail, postage prepaid, return receipt requested, or sent by telegram or facsimile to the address set forth in the Preamble to this Agreement or to such other address as the recipient may designate by notice in accordance with the provisions of this section.

      10.4 Severability. Any term or provision of this Agreement which is found by a court, tribunal or arbitration panel to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the other terms or provisions of this Agreement. In the event that any term or provision of this Agreement is found to be unenforceable or ineffective, then the reviewing court, tribunal or arbitration panel may modify such term or provision to the extent necessary to render it enforceable and the parties agree to be bound by and perform this Agreement as modified.

      10.5 Applicable Law. This Agreement shall be interpreted, governed, construed and enforced according to the internal laws of the State of Delaware, without giving effect to its conflict of laws provisions. Each of the parties consents to the jurisdiction of the appropriate federal court sitting in the Southern District of New York or the state courts of the State of New York sitting in Manhattan County, in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed as of the date stated above.

TTR Technologies Inc.


By: /s/ Marc D. Tokayer                    /s/ Matthew L. Cohen
   -------------------------------         ------------------------------------
Title: Chief Executive Officer             Matthew L. Cohen